808 Wilshire Boulevard 2nd Floor T: 310.255.7700 Santa Monica, California 90401 F: 310.255.7702

FOR IMMEDIATE RELEASE
Mary Jensen, Vice President – Investor Relations 310.255.7751 or mjensen@douglasemmett.com

Douglas Emmett, Inc. Announces
2009 Second Quarter Earnings Results
Reports FFO of $0.32 Per Diluted Share
Narrows 2009 FFO Guidance

SANTA MONICA, CALIFORNIA – August 4, 2009 – Douglas Emmett, Inc. (NYSE:DEI), a real estate investment trust (REIT), today announced its 2009 second quarter financial results for the period ended June 30, 2009.

Financial Results
Funds From Operations (FFO) for the three months ended June 30, 2009 totaled $49.7 million, or $0.32 per diluted share, compared to $51.6 million, or $0.33 per diluted share, for the three months ended June 30, 2008.  Funds From Operations (FFO) for the six months ended June 30, 2009 totaled $104.0 million, or $0.67 per diluted share, compared to $105.0 million, or $0.67 per diluted share, for the six months ended June 30, 2008.

The Company reported a GAAP net loss attributable to common stockholders of $7.5 million, or ($0.06) per diluted share, for the three months ended June 30, 2009, compared to a GAAP net loss attributable to common stockholders of $9.4 million, or ($0.08) per diluted share, for the three months ended June 30, 2008.  For the six months ended June 30, 2009, the Company reported a GAAP net loss attributable to common stockholders of $9.3 million, or ($0.08) per diluted share, compared to $11.9 million, or ($0.10) per diluted share for the six months ended June 30, 2008.

Same Property Net Operating Income (NOI) on a cash basis increased 1.3% for the three months ended June 30, 2009 compared to the three months ended June 30, 2008.  Same Property NOI on a GAAP basis for the three months ended June 30, 2009 decreased 0.4% compared to the three months ended June 30, 2008.

Financings and Debt Structure
The Company did not engage in any financing or debt transactions and maintained a zero balance on its revolving credit facility during the second quarter.  None of the Company’s current term loan mortgage debt matures until June 1, 2012.  The only other loan obligation is an $18 million secured acquisition loan with an extended maturity date of March 1, 2011.

Douglas Emmett, Inc. Announces
2009 Second Quarter Earnings Results

Company Operations

Office:  Douglas Emmett Fund X, the Company’s institutional fund, was deconsolidated from the Company’s results at the end of February 2009.  As a result, the Company’s financial results reflect the results of the Fund X properties on a consolidated basis for the period from March 2008, when the Company acquired the properties, through February 2009 and on an unconsolidated basis for the period from March 2009 through June 2009.  If the results of the Fund X properties were reflected on an unconsolidated basis in all applicable periods, total office revenues for the Company would have decreased to $122.7 million for the three months ended June 30, 2009 from $123.1 million for the three months ended June 30, 2008 and total office revenues for the six months ended June 30, 2009 would have increased to $247.3 million compared to $243.8 million for the six months ended June 30, 2008.  Same property office revenues, on a cash basis, increased to $113.4 million for the three months ended June 30, 2009, representing an increase of 1.0% from the three months ended June 30, 2008.

As of June 30, 2009, the Company’s office portfolio was 90.7% leased and 89.9% occupied, compared to 91.5% leased and 91.1% occupied at March 31, 2009.  The occupied percentage represents the leased portion of the Company’s office portfolio less those leases where the rent commencement date has yet to occur. During the second quarter of 2009, there was a significant increase in leasing activity with the Company signing 150 new and renewal leases, totaling 549,000 square feet, compared to 93 leases totaling 331,000 square feet in the prior quarter.

Multifamily:  For the quarter ended June 30, 2009, same property total multifamily revenues, on a cash basis, decreased 2.1% to $16.2 million compared to the quarter ended June 30, 2008. For the quarter ended June 30, 2009, same property total multifamily revenues, on a GAAP basis, decreased 2.3% to $17.0 million, compared to the quarter ended June 30, 2008.

As of June 30, 2009, the Company’s multifamily portfolio was 99.1% leased compared to 99.2% leased at March 31, 2009.

Dividends
During the quarter, the Company’s Board of Directors approved a quarterly cash dividend of $0.10 per share, which was paid on July 15, 2009 to shareholders of record as of June 30, 2009.  On an annualized basis, the dividend totals $0.40 per common share.

Guidance
FFO for the last two quarters of 2009 is expected to range between $0.58 and $0.62 per diluted share.  Therefore, the Company is narrowing its full year 2009 FFO guidance range to $1.25 - $1.29 per diluted share from $1.24 - $1.30 per diluted share. This guidance excludes any impact from future acquisitions, dispositions, equity purchases, debt financings, recapitalizations, or similar matters; and assumes that non-cash interest expense for the last two quarters of 2009 relating to the Company’s pre-IPO interest rate swap contracts will approximate straight-line amortization.

Conference Call and Web Cast Information
A conference call to discuss the Company’s 2009 second quarter financial results is scheduled for Wednesday, August 5, 2009 at 2:00 pm Eastern Time or 11:00 am Pacific Time.

Interested parties can access the call via the Internet by going to the Investor Relations section of the Company’s Web site at www.douglasemmett.com or by dialing into the call at 1-877-941-6009 (domestic) or 1-480-629-9770 (international) using conference ID# 4116113.   A replay of the live call will be available via the web site for 90 days. A digital replay will be available through Wednesday, August 12, 2009 at 800-406-7325 (domestic) or 303-590-3030 (international) and using the access code 4116113.

Douglas Emmett, Inc. Announces
2009 Second Quarter Earnings Results

Supplemental Information
Supplemental financial information for the Company’s 2009 second quarter financial results can be accessed on the Company’s Web site under the Investor Relations section at www.douglasemmett.com.

About Douglas Emmett, Inc.
Douglas Emmett, Inc. (NYSE: DEI) is a fully integrated, self-administered and self-managed real estate investment trust (REIT), and one of the largest owners and operators of high-quality office and multifamily properties located in premier submarkets in California and Hawaii. The Company’s properties are concentrated in ten submarkets – Brentwood, Olympic Corridor, Century City, Santa Monica, Beverly Hills, Westwood, Sherman Oaks/Encino, Warner Center/Woodland Hills, Burbank and Honolulu.  The Company focuses on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities in neighborhoods that possess significant supply constraints, high-end executive housing and key lifestyle amenities. The Company maintains a website at www.douglasemmett.com.

Safe Harbor Statement
Except for the historical facts, the statements in this press release are forward-looking statements based on our beliefs about, and assumptions made by and information currently available to us about known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, investors should use caution in relying on forward-looking statements to anticipate future results or trends.  For a discussion of some of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

--tables follow--

Douglas Emmett, Inc. Announces
2009 Second Quarter Earnings Results

Douglas Emmett, Inc.
Consolidated Balance Sheets
(unaudited and in thousands)

	June 30, 2009	December 31, 2008
Assets
Investment in real estate:
Land	$835,407	$900,213
Buildings and improvements	5,013,389	5,528,567
Tenant improvements and lease intangibles	513,836	552,536
	6,362,632	6,981,316
Less: accumulated depreciation	(578,594)	(490,125)
Net investment in real estate	5,784,038	6,491,191

Cash and cash equivalents	43,261	8,655
Tenant receivables, net	1,215	2,427
Deferred rent receivables, net	35,858	33,039
Interest rate contracts	139,015	176,255
Acquired lease intangible assets, net	14,240	18,163
Investment in unconsolidated real estate fund	102,168	―
Other assets	26,034	31,304
Total assets	$6,145,829	$6,761,034

Liabilities
Secured notes payable	$3,258,000	$3,672,300
Unamortized non-cash debt premium	18,009	20,485
Interest rate contracts	297,152	407,492
Accrued interest payable	26,088	22,982
Accounts payable and accrued expenses	39,332	46,463
Acquired lease intangible liabilities, net	156,418	195,036
Security deposits	31,928	35,890
Dividends payable	12,140	22,856
Other liabilities	―	57,316
Total liabilities	3,839,067	4,480,820

Equity
Douglas Emmett, Inc. stockholders’ equity:
Common stock	1,214	1,219
Additional paid-in capital	2,285,551	2,284,429
Accumulated other comprehensive income (loss)	(216,874)	(274,111)
Accumulated deficit	(269,987)	(236,348)
Total Douglas Emmett, Inc. stockholders’ equity	1,799,904	1,775,189
Noncontrolling interests	506,858	505,025
Total equity	2,306,762	2,280,214
Total liabilities and equity	$6,145,829	$6,761,034

Douglas Emmett, Inc. Announces
2009 Second Quarter Earnings Results
Douglas Emmett, Inc.
Consolidated Statements of Operations
(unaudited and in thousands, except per share data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2009(1)		2008(2)		2009(1)		2008(2)
Revenues:
Office rental:
Rental revenues	$99,210		$111,213		$207,756		$210,229
Tenant recoveries	7,134		8,179		15,100		14,188
Parking and other income	16,404		18,229		34,038		34,805
Total office revenues	122,748	(3)	137,621	(3)	256,894	(4)	259,222	(4)

Multifamily rental:
Rental revenues	16,007		16,423		32,194		33,647
Parking and other income	1,040		1,019		2,124		2,002
Total multifamily revenues	17,047		17,442		34,318		35,649
Total revenues	139,795		155,063		291,212		294,871
Operating Expenses:
Office expenses	36,665	(5)	41,802	(5)	76,977	(6)	77,723	(6)
Multifamily expenses	4,286		4,219		8,803		8,519
General and administrative	5,959		5,729		12,310		11,014
Depreciation and amortization	55,729		63,858		116,803		120,607
Total operating expenses	102,639		115,608		214,893		217,863
Operating income	37,156		39,455		76,319		77,008
Gain on disposition of interest in unconsolidated real estate fund	―		―		5,573		―
Interest and other income	60		123		2,974		532
Loss, including depreciation, from unconsolidated real estate fund	(2,128)		―		(2,806)		―
Interest expense	(44,606)		(51,791)		(93,828)		(92,994)
Net loss	(9,518)		(12,213)		(11,768)		(15,454)
Less: Net loss attributable to noncontrolling interests	2,036		2,785		2,419		3,526
Net loss attributable to common stockholders	$(7,482)		$(9,428)		$(9,349)		$(11,928)
Net loss per common share – basic and diluted(7)	$(0.06)		$(0.08)		$(0.08)		$(0.10)
Weighted average shares of common stock outstanding – basic and diluted(7)	121,319		121,314		121,579		119,799

(1)
Douglas Emmett Fund X, LLC (Fund X) was deconsolidated from our financial statements as of the end of February 2009.  As a result, the consolidated operating results of Douglas Emmett, Inc. for the six months ended June 30, 2009 presented above reflect the impact of the properties owned by Fund X only for the months of January and February 2009 on a consolidated basis.  Beginning March 2009, Fund X is presented on an unconsolidated basis.

(2)
The properties currently owned by Fund X were acquired by us at the end of March 2008.  As such, our consolidated operating results reflect the impact of the properties now owned by Fund X for the period from March 26, 2008 through June 30, 2008.

(3)
If the properties contributed to Fund X had been an unconsolidated equity investment for the entire second quarter of 2008, total office revenues for the second quarter of 2008 would have been $123,050 (after subtracting office revenues attributable to the properties contributed to Fund X of $14,571) in comparison to the total office revenues of $122,748 for the second quarter of 2009 shown above.

(4)
If the properties contributed to Fund X had been an unconsolidated equity investment for the period during the first six months of 2008 following our acquisition of the properties and for the entire first six months of 2009, total office revenues would have been $243,773 for the first six months of 2008 (after subtracting office revenues attributable to the properties contributed to Fund X of $15,449) in comparison to total office revenues of $247,318 for the first six months of 2009 (after subtracting office revenues attributable to the properties contributed to Fund X of $9,576).

(5)
If the properties contributed to Fund X had been an unconsolidated equity investment for the entire second quarter of 2008, total office expenses for the second quarter of 2008 would have been $37,029 (after subtracting office expenses attributable to the properties contributed to Fund X of $4,773) in comparison to the total office expenses of $36,665 for the second quarter of 2009 shown above.

(6)
If the properties contributed to Fund X had been an unconsolidated equity investment for the period during the first six months of 2008 following our acquisition of the properties and for the entire first six months of 2009, total office expenses would have been $72,331 for the first six months of 2008 (after subtracting office expenses attributable to the properties contributed to Fund X of $5,392) in comparison to total office expenses of $73,787 for the first six months of 2009 (after subtracting office expenses attributable to the properties contributed to Fund X of $3,190).

(7)
Diluted shares are calculated in accordance with accounting principles generally accepted in the United States (GAAP) and include common stock plus dilutive equity instruments, as appropriate.  This amount excludes OP units, which are included in the non-GAAP calculation of fully diluted shares on page 6 of this press release.

Douglas Emmett, Inc. Announces
2009 Second Quarter Earnings Results

Douglas Emmett, Inc.
FFO Reconciliation
(unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Funds From Operations (FFO) (1)
Net loss attributable to common stockholders	$(7,482)	$(9,428)	$(9,349)	$(11,928)
Depreciation and amortization of real estate assets	55,729	63,858	116,803	120,607
Net loss attributable to noncontrolling interests	(2,036)	(2,785)	(2,419)	(3,526)
Loss on asset disposition	―	32	―	32
Gain on disposition of interest in unconsolidated real estate fund	―	―	(5,573)	―
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate fund	3,503	(99)	4,568	(162)
FFO	$49,714	$51,578	$104,030	$105,023

Weighted average share equivalents outstanding - fully diluted	155,380	156,724	155,703	156,573
FFO per share- fully diluted	$0.32	$0.33	$0.67	$0.67

(1)
We calculate funds from operations before noncontrolling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.  However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Douglas Emmett, Inc. Announces
2009 Second Quarter Earnings Results

Douglas Emmett, Inc.
Same Property Statistical and Financial Data
(unaudited and in thousands, except statistics)

	Three Months Ended June 30,
	2009	2008	% Favorable (Unfavorable)

Same Property Office Statistics
Number of properties	49	49
Rentable square feet	11,889,012	11,887,895
% leased (average for 3 months)	92.4%	95.4%
% occupied (average for 3 months)	91.7%	94.4%

Same Property Multifamily Statistics
Number of properties	9	9
Number of units	2,868	2,868
% leased (average for 3 months)	99.1%	99.4%

Same Property Net Operating Income - GAAP Basis (1)(3)
Total office revenues	$122,748	$123,050	(0.2)%
Total multifamily revenues	17,047	17,442	(2.3)
Total revenues	139,795	140,492	(0.5)

Total office expense	(36,665)	(37,029)	1.0
Total multifamily expense	(4,286)	(4,219)	(1.6)
Total property expense	(40,951)	(41,248)	0.7

Same Property NOI - GAAP basis	$98,844	$99,244	(0.4)%

Same Property Net Operating Income - Cash Basis(1)(2)(3)
Total office revenues	$113,413	$112,303	1.0%
Total multifamily revenues	16,166	16,518	(2.1)
Total revenues	129,579	128,821	0.6

Total office expense	(36,711)	(37,194)	1.3
Total multifamily expense	(4,286)	(4,219)	(1.6)
Total property expense	(40,997)	(41,413)	1.0

Same Property NOI - cash basis	$88,582	$87,408	1.3%

NOTE:  See below for a description of same property, cash basis and NOI.

Douglas Emmett, Inc. Announces
2009 Second Quarter Earnings Results

Douglas Emmett, Inc.
Reconciliation of Same Property NOI to GAAP Net Income (Loss)
(unaudited and in thousands)

	Three Months Ended June 30,
	2009	2008
Same property office revenues - cash basis (1)(2)	$113,413	$112,303
GAAP adjustments	9,335	10,747
Same property office revenues - GAAP basis	122,748	123,050
Same property multifamily revenues - cash basis	16,166	16,518
GAAP adjustments	881	924
Same property multifamily revenues - GAAP basis	17,047	17,442
Same property revenues - GAAP basis	139,795	140,492
Same property office expenses - cash basis	(36,711)	(37,194)
GAAP adjustments	46	165
Same property office expenses - GAAP basis	(36,665)	(37,029)
Same property multifamily expenses - cash basis	(4,286)	(4,219)
GAAP adjustments	―	―
Same property multifamily expenses - GAAP basis	(4,286)	(4,219)
Same property expenses - GAAP basis	(40,951)	(41,248)
Same property Net Operating Income (NOI) (3)- GAAP basis	98,844	99,244
Non-comparable office revenues	―	14,571
Non-comparable office expenses	―	(4,773)
Total property NOI - GAAP basis	98,844	109,042
General and administrative expenses	(5,959)	(5,729)
Depreciation and amortization	(55,729)	(63,858)
Operating income	37,156	39,455
Interest and other income	60	123
Loss, net of depreciation, from unconsolidated real estate fund	(2,128)	―
Interest expense	(44,606)	(51,791)
Net loss	(9,518)	(12,213)
Less: Net loss attributable to noncontrolling interests	2,036	2,785
Net loss attributable to common stockholders	$(7,482)	$(9,428)

(1)
To facilitate a more meaningful comparison of NOI between periods, we calculate comparable amounts for a subset of our owned properties referred to as “same properties”.  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us during the entire span of both periods compared.  Therefore, any properties either acquired after the first day of the earlier comparison period or sold or unconsolidated before the last day of the later comparison period are excluded from same properties.  We may also exclude from the same property set any property that is undergoing a major repositioning project that would impact the comparability of its results between two periods.

(2)
NOI (as defined in the next footnote) includes the revenue and expense directly attributable to our real estate properties calculated in accordance with GAAP, and is specifically labeled as “GAAP basis.”  We also believe that NOI calculated on a cash basis is useful for investors to understand our operations.  Cash basis NOI is also a non-GAAP measure, which we calculate by excluding from GAAP basis NOI our straight-line rent adjustments and the amortization of above/below market lease intangible assets and liabilities.  Accordingly, cash basis NOI should be considered only as a supplement to net income as a measure of our performance.  Cash basis NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  Cash basis NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP.

(3)
Reported net income (or loss) is computed in accordance with GAAP.  In contrast, net operating income (NOI) is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate.  Although NOI is considered a non-GAAP measure, we present NOI on a “GAAP basis” by using property revenues and expenses calculated in accordance with GAAP.  The most directly comparable GAAP measure to NOI is net income (or loss), adjusted to exclude general and administrative expense, depreciation and amortization expense, interest income, interest expense, income from unconsolidated partnerships, noncontrolling interests in consolidated partnerships, gains (or losses) from sales of depreciable operating properties, net income from discontinued operations and extraordinary items.  Management uses NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI.  Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP.

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